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EXHIBIT 23.1    CONSENT OF ROBB, DIXON, FRANCIS, ONESON & COMPANY
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  [LETTERHEAD OF ROBB, DIXON, FRANCIS, DAVIS, ONESON & COMPANY APPEARS HERE]


The Board of Directors
Central Federal Savings and Loan Association
Wellsville, Ohio


We consent to the use in the registration statement on Form S-1 of Grand Central Financial Corp. and the application for conversion on Form AC of Central Federal Savings and Loan Association, of our report dated March 18, 1998, with respect to the financial statements of Central Federal Savings and Loan Association as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included herein, and to the reference to our firm under the heading "Expert" in the prospectus.


                               /s/ Robb, Dixon, Francis, Davis, Oneson & Company
                               -------------------------------------------------
                               Robb, Dixon, Francis, Davis, Oneson & Company

Granville, Ohio
September 22, 1998